UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2014, Greer State Bank (the “Bank”), a subsidiary of Greer Bancshares Incorporated (the “Company”), eliminated the position Chief Banking Officer due to an internal organizational restructuring. As a result, effective as of September 29, 2014, the Bank terminated the employment of Victor K. Grout, Executive Vice President and Chief Banking Officer. The Bank and Mr. Grout entered into a Severance Agreement and General Release dated September 29, 2014 (the “Severance Agreement’) pursuant to which Mr. Grout will receive an aggregate of $88,923.54 of severance pay in six equal monthly installments and in consideration for which Mr. Grout, among other things, released the Bank and its affiliates from any claims arising prior to or as a consequence of his termination.  The foregoing summary of the terms and conditions of the Severance Agreement is not complete and is qualified in its entirety by the text of the Severance Agreement, which is filed herewith as Exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.

Mr. Grout’s employment termination did not arise or result from any disagreement with the Company or the Bank on any matters relating to the Company’s or the Bank’s operations, policies or practices.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is filed as part of this current report:

Exhibit Number

Description

10.1

Severance Agreement and General Release dated September 29, 2014 by and between Greer State Bank and Victor K. Grout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: October 2, 2014	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Severance Agreement and General Release dated September 29, 2014 by and between Greer State Bank and Victor K. Grout.